Tél. : 04 72 61 05 76 www.bdo.fr	28 rue de la République 69002 LYON

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of this amended Registration Statement on Form F-1 of our report dated April 20, 2023, relating to the consolidated financial statements of WISeKey Semiconductors SAS (SEALSQ Corp Predecessor), which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

Lyon, France, May 17, 2024

BDO Rhône-Alpes

/s/ Justine Gairaud

Justine GAIRAUD

Siège social : BDO Rhône-Alpes – Le Pixel – 10bis avenue des FTPF - 38130 Echirolles
SAS au capital de 3 000 000 Euros - SIREN 061 500 542 RCS Grenoble - N°TVA Intracommunautaire FR 720 615 00542
Société d’Expertise Comptable inscrite au Tableau de l’Ordre de la Région AURA
Société de Commissaires aux Comptes Compagnie Régionale Dauphiné Savoie